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                                                                      Exhibit 21





SUBSIDIARIES OF NCR CORPORATION

NCR Argentina S.A.I.C.
NCR Australia Pty. Limited
Century Data Processing Centre Pty. Limited
NCR Superannuation Nominees Pty. Ltd.
NCR Productivity Superannuation Plan Pty. Ltd.
NCR Oesterreich Ges.m.b.H.
NCR (Bahrain) W.L.L.
NCR Belgium & Co.
Global Assurance Limited
NCR Brasil Ltda
AT&T Monydata, S. A.
Monydata da Amazona Industria e Comercio Ltda
NCR Bulgaria Ltd.
AT&T Global Information Solutions Cameroon, S.A.
NCR Canada Ltd
NCR de Chile, S.A.
NCR Colombia S.A.
NCR (Cyprus) Limited
NCR (Middle East) Limited
NCR (North Africa) Limited
NCR (IRI) Ltd.
NCR Danmark A/S
AT&T Danmark A/S
NCR Norden A/S
NCR Dominicana C. por A.
NCR Finland Oy
AT&T Finland Oy
NCR France S.A.
AT&T Global Information Solutions Antilles S.A.R.L.
AT&T Global Information Solutions Gabon S.A.R.L.
NCR Holding GmbH
NCR GmbH
NCR OEM Europe GmbH
NCR Central and Eastern Europe GmbH
NCR Ceska Republika spol s.r.o.
NCR Ghana Limited
NCR (Hellas) S.A.
NCR Foreign Sales Corporation
AT&T Global Information Solutions de Guatemala, S. A.
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NCR (Hong Kong) Limited
NCR (China) Limited
NCR (Asia) Limited
NCR Parts Depot (Hong Kong) Limited
NCR Magyarorszag Kft.
NCR India Private Limited
NCR Italia S.p.A.
NCR Japan, Ltd.
NCR Japan Sales Co., Ltd.
NCR (Kenya) Limited
Data Processing Printing and Supplies Limited
NCR Korea Co., Ltd.
NCR (Macau) Limited
NCR (Malaysia) Sdn. Bhd.
Compu Search Sdn Bhd
NCR de Mexico, S.A. de C.V.
NCR (Maroc)
NCR Nederland N.V.
AT&T European Logistics Center BV
NCR (NZ) Limited
AT&T Global Information Solutions Nigeria PLC
NCR Norge AS
AT&T Global Information Solutions de Centro-America, S.A.
NCR Corporation de Panama, S.A.
NCR del Peru S.A.
NCR Corporation (Philippines)
NCR Software Corporation (Philippines)
NCR Polska Sp.zo.o.
NCR Portugal-Informatica, Lda
NCR Corporation of  Puerto Rico
AT&T Global Information Solutions Senegal S.A.R.L.
NCR Singapore Pte Ltd
NCR Slovakia spol. s.r.o.
Global Information Solutions d.o.o. (Slovenia)
NCR Espana, S.A.
Sinat Iberia, S.A.
AT&T Global Information Solutions (Lanka) Ltd.
NCR (Switzerland)
National Registrierkassen AG
AT&T Software AG
AT&T Global Information Solutions Taiwan Limited
NCR Taiwan Software Ltd
NCR (Thailand) Limited
NCR Tunisia, Societe Anonyme
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NCR Bilisim Sistemleri, A.S.
NCR del Uruguay S.A.
NCR (Zambia) Ltd.
NCR Zimbabwe (Private) Limited
N Timms & Co. (Private) Limited
NCR Europe, Ltd.
NCR Limited
NCR (Holdings) Ltd.
NCR UK Group Limited
NCR Properties Limited
Express Boyd Limited
NCR Capita Limited
NCR (Scotland) Limited
NCR Treasury Services Limited
Regis Court Management Limited
NCR Capita (May) Limited
Melcombe Court Management (Marylebone) Limited
Data Pathing Incorporated
International Investments Inc.
The National Cash Register Company
NCR Autotec Inc.
NCR European Logistics, Inc.
NCR International, Inc.
NCR Ivory Coast, Inc.
NCR Overseas Trade Corporation
NCR Personnel Services Inc.
NCR Scholarship Foundation
North American Research Corporation
Old River Software Inc.
Quantor Corporation
Sparks, Inc.
Teradata Corporation
Teradata International Corporation
The Microcard Corporation
AT&T WINS
NCR (Bermuda) Limited
NCR Services Ltd.
Teradata Intl. Corporation
Teradata Australia Pty. Limited
Teradata Deutschland GmbH
Teradata France SARL
Teradata Singapore Ltd
Teradata Europe Ltd
Sharebase Europe Ltd
Teradata UK Ltd